Exhibit 99.4

Schedule A

Set forth below are the names, business addresses and present principal occupations of the directors and executive officers of AMC Entertainment Holdings Inc. and American Multi-Cinema, Inc. Where no business address is given for an executive officer or director, the business address is One AMC Way, 11500 Ash Street, Leawood, Kansas 66211. To the best knowledge of the Reporting Persons, none of the persons listed below beneficially owns any shares of Common Stock.

AMC ENTERTAINMENT HOLDINGS, INC.

Name	Present Principal Occupation or Employment	Citizenship
Adam M. Aron, Chairman of the Board, Chief Executive Officer and President	Chairman, Chief Executive Officer and President of AMC	United States
Sean D. Goodman, Executive Vice President, Chief Financial Officer and Treasurer	Executive Vice President, Chief Financial Officer and Treasurer of AMC	United States
Chris A. Cox, Senior Vice President and Chief Accounting Officer	Senior Vice President, Chief Accounting Officer of AMC	United States
Daniel Ellis, Executive Vice President, Chief Operations, Development & Marketing Officer	Executive Vice President, Chief Operations, Development, & Marketing Officer of AMC	United States
Nikkole Denson-Randolph, Senior Vice President, U.S. Chief Content Officer	Senior Vice President, U.S. Chief Content Officer of AMC	United States
Ellen Copaken, Senior Vice President, Business Development	Senior Vice President, Business Development of AMC	United States
Carla C. Chavarria, Senior Vice President, Human Resources	Senior Vice President, Human Resources of AMC	United States
Eddie Gladbach, Senior Vice President, General Counsel and Secretary	Senior Vice President, General Counsel and Secretary of AMC	United States
Denise Clark, Director	Corporate Director	United States
Marcus Glover, Director	Executive Vice President and Chief Financial Officer of Bally’s Corporation	United States
Sonia Jain, Director	Chief Financial Officer of Cars.com Inc.	United States
Howard Koch, Jr., Director	Principal of The Koch Company	United States
Philip Lader, Director	Senior Advisor to Morgan Stanley Institutional Securities and Palantir Technologies	United States
Gary F. Locke, Director	Trade Consultant and Owner of Locke Global Strategies, LLC	United States
Kathleen M. Pawlus, Director	Corporate Director	United States
Keri Putnam, Director	Founder of Putnam Pictures	United States
Anthony J. Saich, Director	Director of the Ash Center for Democratic Governance and Innovation and Daewoo Professor of International Affairs at Harvard University	United States
Adam J. Sussman, Director	President of Epic Games, Inc.	United States

AMERICAN MULTI-CINEMA, INC.

Name	Present Principal Occupation or Employment	Citizenship
Adam M. Aron, Chief Executive Officer and President	Chairman, Chief Executive Officer and President of AMC	United States
Sean D. Goodman, Executive Vice President, Chief Financial Officer, Treasurer and Director	Executive Vice President, Chief Financial Officer and Treasurer of AMC	United States
Chris A. Cox, Senior Vice President and Chief Accounting Officer	Senior Vice President and Chief Accounting Officer of AMC	United States
Daniel Ellis, Executive Vice President, Chief Operations, Development & Marketing Officer and Director	Executive Vice President, Chief Operations, Development, & Marketing Officer of AMC	United States
Eddie Gladbach, Senior Vice President, General Counsel, Secretary and Director	Senior Vice President, General Counsel and Secretary of AMC	United States